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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Stock Option Plan, the 1998 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan of Clark/Bardes Holdings, Inc. of our report dated February 18, 1998 (except for
Note 15 as to which the date is July 10, 1998), with respect to the consolidated financial statements of Clark/Bardes Holdings, Inc. included in its Registration Statement (Form S-1 No. 333-56799) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP



Dallas, Texas
November 30, 1998